UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	March 29, 2023
(Date of earliest event reported)	March 23, 2023

ONE Gas, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 East Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 947-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	OGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Regulation FD Disclosure

On March 23, 2023, Texas Gas Service, a division of ONE Gas, Inc. (“TGS”), as a participating gas utility, received approximately $197 million as its portion of the net proceeds from the sale of the Customer Rate Relief (Winter Storm Uri), Taxable Series 2023 Bonds (the “Bonds”) issued by the Texas Natural Gas Securitization Finance Corporation (the “TNG Corporation”). The TNG Corporation is a Texas non-profit corporation, public authority and instrumentality of the state of Texas created by the Texas Public Finance Authority for the purpose of allowing participating gas utilities to recover all or a portion of their respective extraordinary costs incurred to secure natural gas supply and to provide natural gas service during Winter Storm Uri that occurred in February 2021. ONE Gas intends to use its portion of the net proceeds of the Bonds to repay certain indebtedness and for general corporate purposes.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date:	March 29, 2023	By:	/s/ Caron A. Lawhorn
Caron A. Lawhorn Senior Vice President and Chief Financial Officer